      EXHIBIT 23.2      CONSENT OF KPMG PEAT MARWICK  LLP

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------





We consent to the incorporation by reference in this Registration Statement on Form S-8 of Roslyn Bancorp, Inc. of our report dated January 28, 1998, relating to the consolidated statements of financial condition of Roslyn Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997, which report is incorporated by reference to the 1997 Annual Report on Form 10-K filed by Roslyn Bancorp, Inc. with the Securities and Exchange Commission.

/s/ KPMG Peat Marwick LLP
--------------------------
KPMG Peat Marwick LLP


Jericho, New York
June 3, 1998